Exhibit 99.2

NEWS RELEASE

For Immediate Release

OneBeacon
Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: pmcdonough@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

Intact Financial Corporation
Investor Relations	Media
Contact: Samantha Cheung	Stephanie Sorensen
Phone: 416.344.8004	416.344.8027
Email: samantha.cheung@intact.net	stephanie.sorensen@intact.net
Website: www.intactfc.com

ONEBEACON TO BE ACQUIRED BY INTACT FINANCIAL CORPORATION
FOR $1.7 BILLION

HAMILTON, Bermuda (May 2, 2017) – OneBeacon Insurance Group, Ltd. (NYSE: OB) has entered into a definitive merger agreement under which Intact Financial Corporation (TSX: IFC) will acquire all outstanding OneBeacon shares for $18.10 in cash per share. The $18.10 per share acquisition price is 1.65 times OneBeacon’s book value per share as of March 31, 2017, and represents a 14% premium to the company’s closing stock price on the NYSE of $15.89 as of May 1, 2017 and a 15% premium to the volume weighted average share price over the last 30 days. This represents aggregate cash consideration of approximately $1.7 billion.  In addition, OneBeacon debt of approximately $275 million will remain outstanding.

This transaction will create a North American leader in specialty insurance, with over $1.5 billion annual premiums. Furthermore, it bolsters Intact’s Canadian business with new products and cross-border capabilities, and better positions the company to compete with North American insurers.

Mike Miller, CEO of OneBeacon, said, “We are all very excited to join the Intact family. The opportunity to leverage Intact’s deep technical, financial and technology capabilities makes this combination the perfect next step in the OneBeacon journey. Together, we will accelerate our pursuit in creating a leading specialty insurer in North America. We look forward to working with our U.S. and Canadian independent agents and brokers to deliver market-leading capabilities to our targeted customers. Both companies are dedicated to ensuring a seamless transition and look forward to profitably growing our specialty portfolio going forward.”

Charles Brindamour, CEO of Intact, said, “Today, we’ve taken an important step in building a world-class P&C insurer. The addition of OneBeacon is creating a leading North American specialty lines insurer focused on small-to-midsize businesses. OneBeacon is a strong strategic fit for Intact, with deep expertise in commercial and specialty lines and shared values. We see significant growth potential from the combination of our specialty lines operations and we look forward to welcoming OneBeacon employees to the Intact family.”

OneBeacon was formed in 2001 when White Mountains Insurance Group, Ltd. acquired the former CGU’s U.S. property-casualty business from Aviva plc. In 2006, White Mountains sold 27.6 million of OneBeacon’s common shares in an initial public offering, or 27.6% of OneBeacon’s common shares at the time of the initial public offering. As of May 2, 2017, White Mountains owned 75.7% of OneBeacon’s common shares, representing 96.9% of the voting power. White Mountains has agreed to vote in favor of the transaction.

The transaction, which was unanimously approved by OneBeacon’s board of directors, is subject to regulatory and shareholder approvals and other customary closing conditions, and is expected to close in the fourth quarter of this year. OneBeacon expects to continue paying regular quarterly dividends consistent with past practice prior to closing. Completion of the merger is not subject to any financing conditions.

Credit Suisse Securities (USA) LLC acted as exclusive financial advisor and Cravath, Swaine & Moore LLP, Conyers Dill & Pearman Limited and Kramer Levin Naftalis & Frankel LLP acted as legal advisors to OneBeacon in the transaction.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident and health; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

About Intact Financial Corporation: Intact Financial Corporation (TSX: IFC) is the largest provider of property and casualty (P&C) insurance in Canada with over $8.0 billion (CA) in annual premiums. Supported by over 12,000 employees, the company insures more than five million individuals and businesses through its insurance subsidiaries and is the largest private sector provider of P&C insurance in British Columbia, Alberta, Ontario, Québec, Nova Scotia and Newfoundland & Labrador. The company distributes insurance under the Intact Insurance brand through a wide network of brokers, including its wholly owned subsidiary, BrokerLink, and directly to consumers through belairdirect.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,"” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

●	change in book value per share or return on equity;
●	business strategy;
●	financial and operating targets or plans;
●	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
●	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
●	expansion and growth of our business and operations;
●	future capital expenditures; and
●	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail beginning on page 16 of the Company’s 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:

●	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
●	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
●	competitive forces and the cyclicality of the property and casualty insurance industry;
●	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
●	the continued availability of capital and financing;
●	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
●	the ability to maintain data and system security;
●	the outcome of litigation and other legal or regulatory proceedings;
●	our ability to continue meeting our debt and related service obligations or to pay dividends;
●	our ability to successfully develop new specialty businesses;
●	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
●	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
●	our ability to retain key personnel;
●	participation in guaranty funds and mandatory market mechanisms;
●	our ability to maintain effective operating procedures and manage operational risk;
●	changes to current shareholder dividend practice and regulatory restrictions on dividends;

●	credit risk exposure in certain of our business operations;
●	Bermuda law may afford less protection to shareholders;
●	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;
●	changes in tax laws or tax treaties;
●	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;
●	the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Intact by OneBeacon’s shareholders;
●
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

●
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require OneBeacon to pay a termination fee or other expenses; risks related to diverting management’s attention from our ongoing business operations and other risks related to the announcement or pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business and our operating results and business generally;

●	the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and
●	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this news release  are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this news release speak only as of the date on which they are made. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed takeover of OneBeacon by Intact. In connection with the proposed transaction, OneBeacon intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including OneBeacon’s definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from OneBeacon by contacting ir@onebeacon.com. Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the proposed transaction.  OneBeacon, Intact and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from holders of OneBeacon’s common shares in favor of the proposed transaction. Information about OneBeacon’s directors and executive officers is set forth in OneBeacon’s Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Shareholders, which was filed with the SEC on April 11, 2017, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017 and its Current Report on Form 8-K filed with the SEC on March 6, 2017.  Information about Intact’s directors and executive officers is set forth in Intact’s Management Proxy Circular for its 2017 Annual and Special Meeting of Shareholders, its Annual Information Form for the fiscal year ended December 31, 2016, and its Management’s Discussion and Analysis for the fiscal year ended December 31, 2016, all of which are available on www.sedar.com.  These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of OneBeacon’s shareholders generally, will also be included in OneBeacon’s proxy statement relating to the proposed transaction, when it becomes available.